

# AMERITYRE CORPORATION

Annual Shareholder Meeting

December 4, 2019

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# Disclosure

- There are no guarantees about the stock market or Amerityre, before you invest in any security, you can help protect yourself by being an educated investor. If you are interested in Amerityre stock, we recommend that, at a minimum, you read our latest proxy statement, annual report and SEC Forms 10-K, 10-Q and 8-K for the past year. These reports are filed with the SEC and are available at: http://www.sec.gov. It is also advisable to learn more about us and our industry through a variety of public materials.
- The SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. The information in this presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance.
- The Company's forward-looking statements are based on management's current expectations and assumptions regarding the Company's business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements.

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# Overview

Amerityre is a provider of polyurethane tire solutions to a variety of end users. It develops and manufactures non-pneumatic polyurethane tires for the following market segments:

- Polyurethane Foam Tires
- Polyurethane Elastomer Industrial Tires
- Agricultural and Lawn/Garden Tires

| | September 30, 2019 |
|---|---|
| Trading symbol | AMTY.OB (OTCBB) |
| Common shares outstanding | 47,727,867 |
| Market capitalization at $0.02 per share | $954,557 |
| Notes & Debt | $86,185 |
| Cash | $462,684 |
| Enterprise value | $1,279,808 |

# Recap of Fiscal Year 2019

- Amerityre reported annual net income of approximately $41,000 for FY 2019.
- Sales revenue for FY2019 was flat compared to FY2018 levels ($3.6 MM).
- Profit was achieved despite higher raw material prices due to improved cost controls.
- Sales of agricultural tires continued to be disappointing due to low farm incomes.
- New Elastothane 500TM formulation has presented new business opportunities.

# Revenue History


6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
-
FY2014
FY2015
FY2016
FY2017
FY2018
FY2019

5

# Revenue by Quarter, FY18 and FY19


1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19

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## Historical Net Profit (Loss)


200,000
-
(200,000)
(400,000)
(600,000)
(800,000)
(1,000,000)
(1,200,000)
(1,400,000)
FY2014
FY2015
FY2016
FY2017
FY2018
FY2019

7

## Net Income (Loss) By Quarter FY18 and FY19


80,000
60,000
40,000
20,000
-
(20,000)
(40,000)
(60,000)
(80,000)
(100,000)
(120,000)
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19

8

# Net Loss Compared to Net Loss Before Non-cash Items


400,000
200,000
-
(200,000)
(400,000)
(600,000)
(800,000)
(1,000,000)
(1,200,000)
(1,400,000)
FY2014
FY2015
FY2016
FY2017
FY2018
FY2019
Net Loss
Loss before non-cash items2

Non-cash items excluded from net loss include: depreciation, amortization, stock based compensation, common stock for services, change in allowance for bad debt and non-cash gain/loss on fixed assets.

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# Current Situation

- Emphasis on cost control has enabled Amerityre to achieve positive results despite a challenging business environment.
- Overall market conditions are challenging as the economy begins to slow. In some markets, like agriculture, there is little business activity due to poor economics.
- We have experienced overall lower gross margins due to tariffs and higher raw material prices.
- All investments continue to be financed out of internal cash flow.
- We are focused on growing revenues by identifying business opportunities in new market segments.
- Overall financial strength of the company continues to improve.

10

## Amerityre Competitive Advantages

- Only USA-based manufacturer of polyurethane foam, flat-free tires.
- Superior polyurethane formulation technologies provide best-in- class, flat-free tires.
- Ability to quickly design and engineer new tire products in-house and more effectively than our competition.
- Amerityre has earned a reputation for having products that meet challenging tire application requirements.

11

## Amerityre Competitive Challenges

- Limited sales and distribution channels compared with competitors.
- Limited financial resources compared to competitors.
- Rising costs due to higher raw material prices and tariffs.
- Amerityre enjoys fewer economies of scale compared to our competitors.
- The marketplace does not always properly value our high quality product.

Education is Expensive!

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# FY 2020 Objectives

- Create relationships with larger distribution partners to increase overall sales revenue.
- Continue promotion of Elastomer 500™ based products in the marketplace.
- Establish new "anchor products" with new and existing customers.
- Maintain our business discipline to ensure we "live within our means" as we continue to grow the business and profitability.
- Continue to develop an Operations team capable of successfully handling our increased levels of business.

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# FY 2020 Objective
# Operations Team Development

- Enhance manufacturing flexibility and capacity optimization.
- Cross training of all operations employees to provide skills development and flexibility.
- Investment in equipment to improve productivity and manufacturing capability.
- Highlight the impact each individual has on overall company profitability.
- Personal ownership and accountability for all tasks in their area of responsibility.

14

## FY 2020 Objective
## Improve Sales/Marketing

- Utilize Sales/Marketing resources to expand our reach into new market opportunities.
- Continue to use website as an educational tool to educate target markets on Amerityre's products and capabilities.
- Create and leverage partnerships with distributors and original equipment manufacturers (OEMs).
- Improve Amerityre brand awareness through participation at strategic trade shows and other promotional activities.

15

## FY 2020 Objective
## Product Innovations

- Continue product development work to utilize our proprietary formulations to develop new tire solutions to address unmet needs in the marketplace.
- Leverage relationships with new and existing customers to identify and develop proprietary and/or private label products ("anchor products").

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# Summary

- We expect FY 2020 to continue to be challenging year for Amerityre as we confront higher costs and a weakening US economy.
- Our key to success going forward is to address market opportunities in the following segments:
  - Golf Cart / Personnel Carrier
  - Bicycle and Bicycle tire inserts
  - Elastothane 500™ tire applications (lawn and garden, personnel carriers, etc.)
- I remain very optimistic about Amerityre's future business prospects.

We thank our shareholders for their continued support!

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